UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 9, 2013

Z TRIM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-27841	36-4197173
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1011 Campus Drive Mundelein, IL 60060 (Address of principal executive offices)		60060 (Zip code)
Registrant’s telephone number, including area code: (847) 549-6002
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on December 9, 2013, the total number of shares represented in person or by proxy was 27,751,813 of the 36,798,414 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

The following matters were voted upon at the Annual Meeting:

1.     Election of Directors:  The following named persons were elected as Directors of the Company to serve until the next Annual Meeting of Shareholders in 2013 or until their successors are elected and qualified.
The votes cast were as follows:
Director Nominee	Number of Votes (cumulative)		Broker Non Votes
	Votes For	Withheld
Steven J. Cohen	21,965,705	411,024	5,375,054
Morris Garfinkle	22,283,834	92,895	5,375,054
Brian S. Israel	21,966,106	410,623	5,375,054
Mark Hershhorn	22,015,625	361,104	5,375,054
Edward Smith III	22,367,229	9,500	5,375,054

2. Ratification of Independent Registered Accounting Firm:  The shareholders ratified the appointment of M&K CPAs, LLC, as the Company’s independent registered accounting firm for the fiscal year 2013.  The shareholder vote as to this matter was as follows:

27,735,863 votes for	2,604 votes against	11,426 abstentions Broker Non Votes: 0

3. The voting results on a non-binding advisory vote to approve compensation of the Company's named executive officers disclosed in the Company's 2013 proxy statement.  The shareholder vote as to this matter was as follows:

21,996,223 votes for	359,637 votes against	18,979 abstentions Broker Non Votes: 5,375,054

4. The voting results on a non-binding advisory vote to determine the frequency of future advisory votes to approve the compensation of the Company's named executive officers.  The The shareholder vote as to this matter was as follows:

2,061,445 votes for every 1 year	98,759 votes for every 2 years	20,161,491 votes for every 3 years Broker Non Votes: 5,375,055

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Z TRIM HOLDINGS, INC.

Date: December 10, 2013	By: /s/ Steven J. Cohen
Steven J. Cohen
President